Exhibit 3.01

                          DEBENTURE PURCHASE AGREEMENT


         THIS DEBENTURE PURCHASE AGREEMENT (the "Agreement") is entered into as of the _____ day of _______________, 1999 by and among ID Technologies Corporation, a North Carolina corporation (the "Company"), and the persons and entities indicated on the signature pages hereto (each individually, a "Purchaser" and, collectively, the "Purchasers").

                              W I T N E S S E T H:

         WHEREAS, each Purchaser shall on the date hereof purchase from the Company the principal amount of 12% Convertible Subordinated Debentures due 2002 of the Company reflected beside the Purchaser's signature at the end of this Agreement for a total purchase price equal to 100% of such principal amount, which Debentures are part of a total authorized issue of $1,000,000 principal amount ("Debentures"); and

         WHEREAS, the Purchasers and the Company acknowledge that the Purchasers will acquire the Debentures from the Company pursuant to exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act") and other applicable state securities laws which exemptions require, among other things, that the Purchasers' disposition of the Debentures be limited to transactions validly registered under such acts or in accordance with exemptions from such registration; and

         WHEREAS, the Company and the Purchasers desire to set forth certain of the terms and conditions that will apply to all holders of Debentures (a "Debentureholder").

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                         PURCHASE AND SALE OF DEBENTURES

         On the date hereof, the Purchasers shall purchase from the Company and the Company shall sell to the Purchasers the aggregate principal amount of Debentures that is reflected beside the signature of each of the Purchasers below for a purchase price equal to 100% of such aggregate principal amount. The Company shall issue a certificate in the form attached hereto as Exhibit A evidencing the Debentures so purchased.

                                   ARTICLE 2
                         REPRESENTATIONS, WARRANTIES AND
                           COVENANTS OF THE PURCHASERS

         SECTION 2.01. DEBENTURES REGISTERED. The Purchasers acknowledge that the Debentures, the shares of the Company's Common Stock (the "Common Stock") issuable upon conversion of the Debentures and the shares of Common Stock issuable upon exercise of the Option (as defined below) (collectively the "Securities") have not been registered with, or approved or disapproved by, the Securities and Exchange Commission (the "Commission") or by the securities regulatory authority of any state, and that the Company does not have any obligation to

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file a registration statement or otherwise to register or qualify any offer for sale or transfer of the Securities except as provided herein. The Purchasers further acknowledge that neither the Commission nor any such state regulatory authority has made any recommendation or endorsement regarding the merits of an investment in the Securities.

         SECTION 2.02. NO PUBLIC OFFERING. The Purchasers understand and acknowledge that the Debentures are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and that if in the future the Purchasers decided to resell, pledge or otherwise transfer the Debentures or the other Securities, the Debenture and such Securities may be resold, pledged or transferred only (i) pursuant to a validly registered transaction, or (ii) pursuant to an exemption from registration under the Securities Act and any applicable state securities laws.

         SECTION 2.03. LEGEND ON DEBENTURE. The Purchasers understand that the Debentures will bear a legend substantially to the following effect:

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS DEBENTURE UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO EFFECTUATE SUCH TRANSACTION OR UNLESS PURSUANT TO RULE 144. CERTAIN RIGHTS OF THE HOLDER OF THIS DEBENTURE, INCLUDING WITH RESPECT TO VOLUNTARY AND AUTOMATIC CONVERSION, TRANSFER, EVENTS OF DEFAULT AND REMEDIES, ARE GOVERNED BY A DEBENTURE PURCHASE AGREEMENT, DATED AS OF _____________, 1999.

         SECTION 2.04. INVESTMENT INTENT. The Securities are being acquired for investment for the accounts of the Purchasers and without the intent of participating directly or indirectly in a distribution of such Securities, and the Securities will not be transferred except in a transaction that is in compliance with any and all applicable securities laws. In making these representations, the Purchasers realize that in the view of the Commission, an acquisition now with an intent to resell by reason of any foreseeable specific contingency, some predetermined event or an anticipated change in market value, or in the condition of the Purchasers, or that of the financial institutions industry, or in connection with a contemplated liquidation or settlement of any loan obtained by a Purchaser for the acquisition of such Securities and for which the Securities were pledged as security, would represent an acquisition with an intent inconsistent with the foregoing representation, and the Commission might regard such a sale or disposition as a sale to which the exemption is not available.

         SECTION 2.05. ACCESS TO INFORMATION. Each Purchaser acknowledges that it has been afforded the opportunity to become familiar with the business, financial condition, management, prospects and operations of the Company, and that documents, records and books pertaining to the Company's business have been made available for inspection by such Purchaser and its advisors. Each Purchaser and its advisors have had a reasonable opportunity to ask questions of and to receive answers of the Company concerning the terms and conditions of the sale of the

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Debentures and to obtain additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense, necessary to verify the accuracy of the information made available to such Purchaser.

         SECTION 2.06. PURCHASER'S KNOWLEDGE AND EXPERIENCE. Each Purchaser has such knowledge and experience in financial and business matters as to enable it
(i) to utilize the information made available to it in connection with the acquisition of the Securities, (ii) to evaluate the merits and risks associated with the acquisition of the Securities, and (iii) to make an informed decision with respect thereto.

         SECTION 2.07. ACCREDITED INVESTOR. Each Purchaser qualifies as an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act because the Purchaser is (insert the paragraph of the applicable description(s) below in the blank on the signature page at the end of this Agreement):

                  (1) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1,000,000;

                  (2) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year (the year in which the purchase is made);

                  (3) any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of investing in the Company, whose purchase is directed by a sophisticated person having such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of investing in the Company;

                  (4) a director or executive officer of the Company;

                  (5) an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                  (6) a bank as defined in the Securities Act of 1933 (the "Act"), or a savings and loan association or other institution as defined in the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered under the Securities Exchange Act of 1934; an insurance company as defined in the Act; an investment company registered under the Investment Company act of 1940 or a business development company as defined in the Act; a Small Business Investment Company licensed under the Small Business Investment Act of 1958; any plan established ' and maintained by a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in ERISA, which is either a bank, savings and loan association, an insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of

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         $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                  (7) a "private business development company" as defined in the Investment Advisers Act of 1940; or

                  (8) an entity in which all of the equity owners are accredited investors.

                                   ARTICLE 3
                               PAYMENT AT MATURITY

         SECTION 3.01. PAYMENT OF OUTSTANDING DEBENTURES. The Company shall pay all outstanding Debentures pursuant to paragraph 3 of the Debentures, on the first business day after ______________, 2002 (the "Maturity Date"). The Company may redeem the Debentures at any time, provided that it gives at least thirty
(30) days prior written notice to the Debentureholders, during which period the Debentureholders may elect instead to convert the outstanding principal amount and accrued and unpaid interest into shares of Common Stock as provided in
Section 6. If a Debentureholder so elects, it must provide the Company with written notice of such election prior to the expiration of the thirty (30) day notice period. A Debenture is outstanding if it has been issued by the Company and has not been cancelled or converted by the Company or presented to the Company for cancellation or conversion.

         SECTION 3.02. NOTICE OF MATURITY. At least 30 days but not more than 60 days before the Maturity Date, the Company shall mail a notice of maturity to each Debentureholder of outstanding Debentures as shown on the transfer records regularly maintained by the Company. The notice shall state the maturity date, the Conversion Price then in effect, that Debentures may be converted at any time before the close of the business on the business day immediately preceding the Maturity Date, and that Debentureholders who want to convert Debentures must satisfy the requirements in paragraph 5 of the Debentures.

                                   ARTICLE 4
                            SUCCESSORS TO THE COMPANY

         SECTION 4.01. WHEN COMPANY MAY MERGE, ETC. The Company shall not consolidate or merge into, or transfer all or substantially all of its assets without receiving value for such assets, to any person unless the person is a corporation, the person assumes all the obligations of the Company under the Debentures, and immediately after such transaction no Default exists. The surviving, transferee or lessee corporation shall be the successor to the Company hereunder and under the Debentures, but the predecessor Company in the case of a transfer or lease shall not be released from the obligation to pay the principal of and interest on the Debentures.

                                   ARTICLE 5
                              DEFAULTS AND REMEDIES

SECTION 5.01. EVENTS OF DEFAULT.  An "Event of Default" occurs if:

                  (1) the Company defaults in the payment of interest on any Debenture when the same becomes due and payable and the Default continues for a period of 30 days;

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                  (2) the Company defaults in the payment of the principal of any Debenture when the same becomes due and payable at maturity;

                  (3) the Company fails to comply with any of its other agreements in the Debentures or the Agreement;

                  (4) the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of any order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; or

                  (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days. The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "Default" means any event which is, or after notice or passage of time would be, an Event of Default. A Default under clauses (1), (2) and (3) is not an Event of Default until any of the Debentureholders notify the Company of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default".

         SECTION 5.02. ACCELERATION. If an Event of Default occurs and is continuing, the holders of at least a majority in principal amount of all the Debentures by notice to the Company may declare the principal of and accrued interest on all the Debentures to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. The holders of a majority in principal amount of all the Debentures by notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

         SECTION 5.03. WAIVER OF PAST DEFAULTS. The holders of a majority in principal amount of all the Debentures by notice to the Company may waive an existing Default and its consequences except a Default in the payment of the principal of or interest on any Debenture.

         SECTION 5.04. CONTROL BY MAJORITY. The holders of a majority in principal amount of all the Debentures may direct the time, method and place of conducting any proceeding for any remedy available to any holders of Debentures.

         SECTION 5.05. RIGHTS OF DEBENTUREHOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Agreement or the Debenture, the right of any holder of a Debenture to receive payment of principal and interest on the Debenture on or after the respective due dates expressed herein and in the Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, and the right of any holder of a Debenture to convert such

Debentures in accordance with Article 6 below and to bring suit for the enforcement of the right to convert the Debenture, shall not be impaired or affected without the consent of the Debentureholder.

                                    ARTICLE 6
                                   CONVERSION

         SECTION 6.01. CONVERSION PRIVILEGE. A holder of a Debenture may convert the then outstanding principal amount of the Debenture and/or the accrued and unpaid interest on the Debenture into Common Stock at any time prior to the close of business on the business day immediately preceding earlier of the (i) Maturity Date or (ii) the date of payment of all principal and accrued interest by the Company. The conversion price prior to any adjustments as may be provided for herein is $2.00 per share (the "Conversion Price"). A Debentureholder may convert a portion of a Debenture if the portion is $5,000 or a whole multiple of $5,000.

         SECTION 6.02. CONVERSION PROCEDURE. To convert a Debenture or the accrued interest and unpaid interest thereon, a Debentureholder must satisfy the requirements in paragraph 5 of the Debentures. The date on which the Debentureholder satisfies all those requirements is the conversion date. As soon as practical thereafter, the Company shall deliver a certificate for the number of shares (which may be fractional shares) of Common Stock issuable upon the conversion. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date. No payment or adjustment will be made for accrued interest on a converted Debenture.

         SECTION 6.03. MANDATORY CONVERSION. At the option of the Company, the Debentures may automatically be converted into shares of Common Stock at the then-applicable Conversion Price upon the occurrence of (i) a closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Corporation to the public where the price per share to the public is not less than $2.50, subject to adjustment in the event of any stock dividends, stock splits or the like; or (ii) a reorganization, merger or consolidation involving the Company, unless (A) the transaction involves only the Company and one or more of the Company's parent corporation and wholly-owned (excluding interests held by employees, officers and directors) subsidiaries, or
(B) the shareholders who had the power to elect a majority of the board of directors of the Company immediately prior to the transaction have the power to elect a majority of the board of directors of the surviving entity immediately following the transaction, or (C) the Debentureholders, if they had converted their Debentures immediately prior to the transaction, would have received in such transaction an amount less than $2.50 per share as adjusted for stock splits, stock combinations, stock dividends and similar events.

         SECTION 6.04. COMPANY TO PROVIDE STOCK. The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of all the Debentures and accrued and unpaid interest thereon. All shares of Common Stock which may be issued upon conversion of the Debentures or the accrued and unpaid interest thereon shall be fully paid and nonassessable. The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Debentures or the accrued and unpaid interest thereon.

         SECTION 6.05. ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If the Company:

                  (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                  (5) issues by reclassification of its Common Stock any debentures of its capital stock,

then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of a Debenture thereafter converted will receive the number of shares of capital stock of the Company which he would have owned immediately following such action if he had converted the Debenture immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If after an adjustment a Debentureholder may receive shares of two or more classes of capital stock of the Company upon conversion of the Debentures, the Company shall determine the allocation of the adjusted Conversion Price between the classes of capital stock. After such allocation, the conversion privilege and the Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article.

SECTION 6.06. WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for a transaction referred to in Section 6.05 if all Debentureholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

         To the extent the Debentures become convertible into cash, no adjustment need be thereafter as to the cash. Interest will not accrue on the cash.

SECTION 6.07. NOTICE OF ADJUSTMENT. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Debentureholders a notice of the adjustment. However, the failure of the Company to deliver such notice shall not affect the validity of the adjustment of the Conversion Price.

                                    ARTICLE 7
                                  SUBORDINATION

         SECTION 7.01. AGREEMENT TO SUBORDINATE. The Company agrees, and each Debentureholder by accepting a Debenture agrees, that the indebtedness evidenced by the Debentures is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt.

         SECTION 7.02. CERTAIN DEFINITIONS.

         "Debt" means any indebtedness for borrowed money or any guarantee of such indebtedness or any other obligation of the Company.

         "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Debt.

         "Senior Debt" means Debt of the Company outstanding at any time, except Debt that by its terms is not senior in right of payment to the Debentures.

         SECTION 7.03. LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any distribution to creditors of the Company in liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                  (1) Holders of Senior Debt shall be entitled to receive payment in full in cash of the principal and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before Debentureholders shall be entitled to receive any payment of principal of or interest on Debentures; and

                  (2) until the Senior Debt is paid in full in cash, any distribution to which Debentureholders would be entitled but for this Article shall be made to holders of Senior Debt as their interests may appear, except that Debentureholders may receive securities that are subordinated to Senior Debt to at least the same extent as the Debentures.

         SECTION 7.04. DEFAULT ON SENIOR DEBT. The Company may not pay principal of or interest on the Debentures and may not acquire any Debentures for cash or property other than capital stock of the Company if:

                  (1) a default on Senior Debt occurs and is continuing that permits holders of such Senior Debt to accelerate its maturity; and

                  (2) the default is the subject of judicial proceedings or the Company receives a notice of the default from a person entitled to give it. If the Company receives any such notice, a similar notice received within nine months thereafter relating to the same default on the same issue of Senior Debt shall not be effective for purposes of this Section.

         The Company may resume payments on the Debentures and may acquire them when:

                  (a) the default is cured or waived, or

                  (b) 120 days pass after the notice is given if the default is not the subject of judicial proceedings, if this Article otherwise permits the payment or acquisition at that time.

         SECTION 7.05. ACCELERATION OF DEBENTURES. If payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration. The Company may pay the Debentures when 120 days pass after the acceleration occurs if this Article permits the payment at that time.

         SECTION 7.06. WHEN DISTRIBUTION MUST BE PAID OVER. If a distribution is made to Debentureholders that because of this Article should not have been made to them, the Debentureholders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

         SECTION 7.07. NOTICE BY COMPANY. The Company shall promptly notify the Debentureholders of any facts known to the Company that would cause a payment of principal of or interest on the Debentures to violate this Article.

         SECTION 7.08. SUBROGATION. After all Senior Debt is paid in full and until the Debentures are paid in full, Debentureholders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Debentureholders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt which otherwise would have been made to Debentureholders is not, as between the Company and Debentureholders, a payment by the Company on Senior Debt.

         SECTION 7.09. RELATIVE RIGHTS. This Article defines the relative rights of Debentureholders and holders of Senior Debt. Nothing in this Agreement shall:

                  (1) impair, as between the Company and Debentureholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Debentures in accordance with their terms;

                  (2) affect the relative rights of Debentureholders and creditors of the Company other than holders of Senior Debt; or

                  (3) prevent any Debentureholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Debentureholders.

         If the Company fails because of this Article to pay principal of or interest on a Debenture on the due date, such failure is still a Default hereunder.

         SECTION 7.10. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the

Debentures shall be impaired by any act or failure to act by the Company or by its failure to comply with this Agreement.

                                    ARTICLE 8
                                 GRANT OF OPTION

         SECTION 8.01. OPTION TO PURCHASE SHARES OF COMMON STOCK. Each Purchaser shall have the option to purchase 10,000 shares of the Common Stock for every $50,000 in principal amount initially held by the Purchaser on the date of issue of the Debenture at a purchase price of $2.75 per share (the "Option"). If a Purchaser transfers all or part of its Debenture to a subsequent Debentureholder ("a Subsequent Debentureholder"), all or a portion of the Option shall automatically be transferred to the Subsequent Debentureholder in the same proportion as the principal amount transferred to the Subsequent Debentureholder bears to the initial principal amount of the Debenture; provided that, in no case shall the aggregate number of shares of Common Stock issuable upon exercise of the Option by the Purchaser and any Subsequent Debentureholder(s) be greater than the number of shares of Common Stock issuable upon exercise of the Option on the original date of issuance of the Debenture. The Option may be exercisable by the Purchaser or any Subsequent Debentureholder in whole or in part from time to time at any time, but shall expire on the Maturity Date. The purchase price of such option shall be adjusted as provided in Section 6.05.

         SECTION 8.02. COMPANY TO RESERVE STOCK. The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the exercise of the Option. All shares of Common Stock which may be issued upon exercise of this option shall be fully paid and nonassessable. The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon exercise of such option.

                                   ARTICLE 9
                               REGISTRATION RIGHTS

         SECTION 9.01. REGISTRATION RIGHTS. The Company hereby grants to each of the Holders (as defined below) the registration rights set forth in this Article 9, with respect to the Registrable Securities (as defined below) owned by such Holders. The Company and the Holders agree that the registration rights provided herein set forth the sole and entire agreement, and supersede any prior agreement, between the Company and the Holders with respect to registration rights for the Company's securities.

         SECTION 9.02. CERTAIN DEFINITIONS. As used in this Article 9:

                  (a) The terms "register," "registered" and "registration" refer to a registration effected by filing with the Securities and Exchange Commission (the "SEC") a registration statement (the "Registration Statement") in compliance with the 1933 Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

                  (b) The term "Registrable Securities" means (i) Common Stock issued or issuable upon conversion of the Debentures held by Purchasers or any transferee as permitted by Section 9.09 hereof, (ii) Common Stock issued or issuable upon exercise of the Option as set forth in Article 8, (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such Registrable Securities; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, and (C) the registration rights associated with such securities have not been terminated pursuant to Section 9.16 hereof.

                  (c) The term "Holder" (collectively, "Holders") means each Purchaser and any transferee, as permitted by Section 9.09 hereof, holding Registrable Securities, securities exercisable or convertible into Registrable Securities or securities exercisable for securities convertible into Registrable Securities.

                  (d) The term "Initiating Holders" means any Holder or Holders of a majority of the Registrable Securities then outstanding and not registered at the time of any request for registration made pursuant to
         Section 9.03 of this Agreement.

         SECTION 9.03. DEMAND REGISTRATION.

                  (a) Demand for Registration. If the Company shall receive from Initiating Holders a written demand that the Company effect any registration (a "Demand Registration") of at least 50% of the Registrable Securities (other than a registration on Form S-3 or any related form of registration statement, such a request being provided for under Section 9. 10 hereof) then outstanding within ten (10) days after the Company gives notice to the Holders that the annual certified audit of the Company's finances has been completed and presented to the Company, the Company will:

                           (i) promptly (but in any event within 10 days) give
                  written notice of the proposed registration to all other Holders; and

                           (ii) use its best efforts to effect such registration
                  as soon as practicable and as will permit or facilitate the sale and distribution of all or such portion of such Initiating Holders' Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such demand as are specified in a written demand received by the Company within 15 days after such written notice is given, provided that the Company shall not be obligated to take any action to effect any such registration pursuant to this
                  Section 9.03:

                                    (B) in any jurisdiction outside the United
                           States or in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act;

                                    (C) after the Company has effected one (1)
                           such registration, pursuant to this Section 9.03 and the sales of the shares of Common Stock under such registration have closed;

                                    (D) if the Company shall furnish to such
                           Holders a certificate signed by the President of the Company, stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed at the date filing would be required, in which case the Company shall have an additional period or periods of not more than 180 days within which to file such Registration Statement; provided, however, that the Company shall not use this right to delay the filing for more than once in any 12-month period; or

         prior to the date 6 months after the effective date of the initial public offering of the Company's securities.

         (b) Underwriting. If reasonably required to maintain an orderly market in the Common Stock, the Holders shall distribute the Registrable Securities covered by their demand by means of an underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to this Section 9.03, including the identity of the managing underwriter; and the Company shall include such information in the written notice referred to in Section 9.03(a)(i). In such event, the right of any Holder to registration pursuant to this Section 9.03 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

         The Company shall, together with all holders of capital stock of the Company proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by a majority-in-interest of the Initiating Holders and reasonably satisfactory to the Company. Notwithstanding any other provision of this Section 9.03, if the underwriter shall advise the Company that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Holders thereof in proportion, as nearly as practicable, to the amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

         If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration.

         The Company may include securities for its own account (or for the account of other Stockholders) in such registration if the underwriter so agrees.

         SECTION 9.04. Piggyback Registration. The Holders agree from and after the date of this Agreement, the Company may grant to any holder or prospective holder of any securities of the Company "piggyback" registration rights with respect to the registration rights granted herein.

         SECTION 9.05. Expenses of Registration. All expenses incurred in connection with all registrations effected pursuant to Sections 9.03 and 9.10, including without limitation all registration, filing and qualification fees (including state securities law fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration shall be borne by the Company; provided however, that the Company shall not be required to pay stock transfer taxes or underwriters' discounts or selling commissions relating to Registrable Securities; and provided, further, that the Company shall not be required to pay for any expenses of any registration pursuant to Section 9. 10 after the Company has effected 2 registrations pursuant to Section 9. 10, in which event the Holders of Registrable Securities to be registered shall bear all such expenses pro rata on the basis of Registrable Securities to be registered. Notwithstanding anything to the contrary above, the Company shall not be required to pay for any expenses of any registration proceeding under
Section 9.03 if the registration request is subsequently withdrawn at the request of the Holders of the Registrable Securities to have been registered, in which event the Holders of Registrable Securities to have been registered shall bear all such expenses pro rata on the basis of the Registrable Securities to have been registered.

         SECTION 9.06. Obligations of the Company. Whenever required under this
Article 9 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

         (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its diligent efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for the lesser of 180 days or until the Holder or Holders have completed the distribution relating thereto;

         (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

         (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

         (d) use its diligent efforts to register or otherwise qualify the securities covered by such Registration Statement under such other securities laws of such states and other jurisdictions as shall be reasonably requested by the Holders or the managing underwriter, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

         (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

         (f) notify each Holder of Registrable Securities covered by such Registration Statement of (x) any order the Securities and Exchange Commission or any jurisdiction in which registration has been made of any order terminating or suspending effectiveness or such registration or (y) at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (in which case each Holder of Registrable Securities agrees to discontinue transactions in the Company's securities until notified by the Company that the conditions described above are no longer in effect);

         (g) use its diligent efforts to list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Common Stock of the Company is then listed;

         (h) make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement, provided that the Company may require reasonable confidentiality agreements and reasonable agreements restricting trading its stock to be signed as a condition to disclosure;

         (i) cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two business days prior to any sale of Registrable Securities; and

         (j) permit any Holder which Holder, in the sole and exclusive judgment, exercised in good faith, of such Holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such Registration Statement through a single legal counsel and to require insertion f material, furnished to the Company in writing, that in the reasonable judgment of such Holder and its counsel should be included if a failure to include would expose Holder to a material risk of liability.

         SECTION 9.07. Indemnification.

                  (a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities, each of such Holder's officers, directors, managers, partners, members and agents, and each person controlling such Holder, with respect to any registration, qualification or compliance effected pursuant to this
         Article 9, and each underwriter, if any, and each person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, or (iii) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such underwriter and each such director, manager, officer, partner, member agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

                  (b) Each Holder will, and if Registrable Securities held by or issuable to such Holder are included in such registration, qualification or compliance pursuant to this Article 9, does hereby undertake to indemnify and hold harmless the Company, each of its directors and officers, and each person controlling the Company, each underwriter, if any, and each person who controls any underwriter, of the Company's securities covered by such a Registration Statement, and each other Holder, each of such other Holder's officers, directors, managers, partners, members and agents and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any failure of such Holder or its agents or representatives to comply with the prospectus delivery requirements of the 1933 Act or any other applicable securities or Blue Sky law, or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such underwriter, each such other Holder, and each such director, officer, manager, partner, member and controlling person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

                  (c) Each party entitled to indemnification under this Section
         9.07 (the "Indemnified Party") shall give notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article 9, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that includes as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability with respect to such claim or litigation.

                  (d) In order to provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 9.07 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9.07 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any such Holder or any such controlling person in circumstances for which indemnification is provided under this Section 9.07; then, and in each such case, the Company and such Holder will contribute to the aggregate claims, losses, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of the securities offered by such Holder pursuant to the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company will be responsible for the remaining portion (without prejudice as to the Company's right to contributions from any other responsible parties); provided, however, that, in any case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all securities offered by it pursuant to such Registration Statement, after deduction of underwriting discounts and commissions (unless such Holder's liability hereunder is based upon such Holder's willful misconduct as determined by the nonappealable final decision of a court); and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (e) The indemnities provided in this Section 9.07 shall survive the transfer of any Registrable Securities by such Holder.

         SECTION 9.08. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article 9.

         SECTION 9.09. Transfer of Rights. The rights contained in this Article 9 may be assigned or otherwise conveyed to transferees or assignees of Registrable Securities, who shall be considered a "Holder" for purposes hereof, provided that such transfer is effected in compliance with Section 10.08 hereof.

         SECTION 9.10. Form S-3. The Company shall use its diligent efforts to qualify for registration on Form S-3. After the Company has qualified for the use of Form S-3, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 thereafter under this Section 9. 10. The Company shall give notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 9.10 and shall provide a reasonable opportunity for other Holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect as soon as practicable the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition; provided, however, that the Company shall not be obligated to effect any such registration (A) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000 or (B) at any time when the Company has effected 2 registrations pursuant to this Section 9. 10 during the preceding 12-month period. Notwithstanding the foregoing, nothing herein shall restrict, prohibit or limit in any way a Holder's ability to exercise its registration rights under Section 9.03 hereof. The Company shall have no obligation to take any action to effect any registration pursuant to this Section 9.10 for any of the reasons set forth in Section 9.03(a)(ii)(A) or
(C) (which shall be deemed to apply to the obligations under this Section 9. 10 with equal force). In addition, any registration pursuant to this Section 9. 10 shall, be subject to the provisions of Section 9.03(b), which shall be deemed to apply to the obligations under this
Section 9.10 with equal force, except that any reference therein to Section 9.03 or a subsection thereof shall, for these purposes only, be deemed to be a reference to this Section 9. 10.

         SECTION 9.11. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 9.

         SECTION 9.12. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its diligent efforts to:

                  (a) make and keep current public information available, within the meaning of SEC Rule 144 or any similar or analogous rule promulgated under the 1933 Act, at all times after it has become subject to the reporting requirements of the 1934 Act;

                  (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the 1933 Act and 1934 Act (after it has become subject to such reporting requirements); and

                  (c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         SECTION 9.13. "Market Stand-Off" Agreement. Each Holder that is a "One Percent Stockholder," as defined below, hereby agrees that during a period, not to exceed 180 days, following the effective date of the initial, effective registration statement of the Company filed under the 1933 Act, it shall not, to the extent requested by the Company and any underwriter, sell, pledge, transfer, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock held by it at any time during such period except Common Stock included in such registration; provided, however, that all other "One Percent Stockholders" with registration rights (whether or not pursuant to this Agreement) and all officers and directors of the Company enter into similar agreements. If requested by any underwriter, all One Percent Shareholders shall execute and deliver to such underwriters an agreement in form reasonably acceptable to such underwriter evidencing the obligation described in this
Section 9.13.

         For purposes of this Section 9.13, the term "One Percent Stockholder" shall mean a stockholder of the Company who holds at least 1% of the outstanding Common Stock of the Company (assuming conversion or exercise of all outstanding securities convertible into or exercisable for Common Stock of the Company). The securities of all partners, retired partner, members and stockholders, subsidiaries of a Holder, and any family member of any of them and any trusts for any of their benefit shall be aggregated to determine whether someone is a One Percent Stockholder.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         SECTION 9.14. Termination of Rights. The rights of any particular Holder under this Article 9 hereof shall terminate as to any Holder upon the earlier of (a) four years after the effective date of the initial public offering of the Company's securities or (b) the time when such Holder is able to dispose of all of its Registrable Securities in any 90-day period pursuant to SEC Rule 144 (or any similar or analogous rule promulgated under the 1933 Act), provided that the ability of a Holder to sell Registrable Securities pursuant to SEC Rule 144(k) (or any successor thereto) shall be disregarded for purposes of determining whether a Holder's rights under this Article 9 shall terminate.

                                   ARTICLE 10
                                  MISCELLANEOUS

         SECTION 10.01. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the sale and delivery of the Debentures pursuant hereto.

         SECTION 10.02. SURVIVAL OF AGREEMENT. NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, or sent by confirmed telecopy or electronic mail, addressed:

(1)      if to ID Technologies Corporation, to:

                           2506 West Nash St. Suite C
                           Wilson, NC 27896
                           Attn: President
                           Telephone:       (252) 206-1089
                           Facsimile:       (252) 206-4990

                  With a copy to:

                           Kilpatrick Stockton LLP
                           P.O. Box 300004
                           Raleigh, North Carolina 27622
                           Attn: James F. Verdonik, Esq.
                           Telephone:       (919) 420-1700
                           Facsimile:       (919) 420-1800

         or to such other address as the Company shall have furnished to the Purchasers in writing,

         (2) if to the Purchasers, at the addresses of such Purchasers specified on the signature pages, or at such other addresses as the Purchasers shall have furnished to the Company in writing.

         SECTION 10.03. NO RECOURSE AGAINST OTHERS. All liability described in this Agreement and in the Debentures of any director, officer, employee or stockholder, as such, of the Company is waived and released.

         SECTION 10.04. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 10.05. GOVERNING LAW. This Agreement and the Debentures shall be governed by and construed under the laws of the State of North Carolina as applied to agreements among North Carolina residents, made and to be performed entirely within the State of North Carolina.

         SECTION 10.06. TREASURY SECURITIES. In determining whether the holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company shall be disregarded.

         SECTION 10.07. ENTIRE AGREEMENT. This Agreement and the Debenture constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended except in writing.

         SECTION 10.08. TRANSFEREES. No Debentureholder shall transfer the Securities by any method to persons or entities in direct competition with the business of the Company, as determined in good faith by the Board of Directors of the Company. A Debentureholder must give the Company thirty (30) days written notice prior to transferring the Securities to any person or entity.

         SECTION 10.09. LIST OF HOLDERS. The Company shall maintain a list of the names and addresses of the Debentureholders but shall have no obligation to keep such list current; provided, however, that if a Debentureholder provides the Company with updated information it shall use its best efforts to revise such list accordingly. The Company shall provide a Debentureholder with a copy of such list upon written request by such Debentureholder.

         SECTION 10.10. AMENDMENTS AND WAIVERS. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the holders holding at least a majority of the outstanding principal amount of the Debentures, voting together as a single group. Any amendment or waiver effected in accordance with this Section 10.09 shall be binding upon the Debentureholders. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Debentureholders who have not previously consented thereto in writing.

         IN WITNESS WHEREOF the parties to this Agreement have caused the same to be executed under seal as of the date set forth below.

                                                ID TECHNOLOGIES CORPORATION

_____________________, 1999
                                                By: __________________________
                                                Title: _______________________

Principal Amount of
Debentures Purchased:                           PURCHASERS:




                                                ______________________________


                                                Address for Notices:

Subclause(s) of Section 2.07
under which Purchaser qualifies as
an "accredited investor"

______________________________